Exhibit 99.1

Farm Bureau Life Insurance Company EquiTrust Life Insurance Company	NEWS RELEASE 5400 University Avenue West Des Moines, IA 50266-5997 515.225.5400 www.fblfinancial.com NYSE:FFG

FOR IMMEDIATE RELEASE	CONTACT:
Tuesday, September 8, 2009	Kathleen Till Stange, Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com
FBL Financial Group to Present at
Keefe, Bruyette & Woods 2009 Insurance Conference
West Des Moines, Iowa, September 8, 2009 – FBL Financial Group, Inc. (NYSE: FFG) today announced that James E. Hohmann, Chief Executive Officer, and Jim Brannen, Chief Financial Officer, will be presenting at the Keefe, Bruyette & Woods 2009 Insurance Conference in New York, NY on Thursday, September 10, 2009, at 11:05 a.m. ET. The presentation will provide an overview of FBL Financial Group’s businesses, strategies and financial results. Investors may access a webcast of the presentation on FBL’s website at www.fblfinancial.com.
Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL’s reports filed with the Securities and Exchange Commission.
FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.
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